Technology Licensing Agreement

This Agreement is made and entered into between Silvergraph International, Inc., a corporation established under Nevada law (hereinafter called Licensor) having its principle office at 22541 Parkfield, Mission Viejo, CA 92692,

and

Weifang HuaGuang Precision Machinery Company, Ltd. a for-profit corporation organized under the laws of the People's Republic of China (hereinafter called Licensee), having its principle office at No. 339, East Beigong Street, Kuiwen District, Weifang, Shandong Province, China.

Witnesseth that:

1.

whereas, Licensor has the right to grant licenses under the intellectual property rights (as hereinafter defined), and wishes to have the inventions covered by the intellectual property rights in the public interest; and

2.

whereas Licensee wishes to obtain a license under the intellectual property rights upon the terms & conditions hereinafter set forth:

Now, therefore, in consideration of the premises and the faithful performance of the covenants herein contained it is agreed as follows:

Article I - DEFINITIONS

For the purpose of this agreement, the following definitions shall apply:

1.

Intellectual property rights: Shall mean:

a.

Patent Application Serial No: PCTIUS 2005/028501 file with the USPT on February 8, 2007

b.

Any and all improvements developed by Licensor, whether patentable or not, relating to the Intellectual property rights, which Licensor may now or may hereafter develop, own or control.

2.

Product(s): Shall mean any materials including plants and/or seeds, compositions, techniques, devices, methods or inventions relating to or based on the Intellectual property rights, developed on the date of this agreement or in the future.

3.

Gross Sales: Shall mean total sales of Product(s) FOB manufactured based on the Intellectual property rights.

4.

Confidential Proprietary Information: Shall mean with respect to any Party all scientific, business or financial information relating to such Party, its subsidiaries or affiliates or their respective businesses, except when such information:

a.

Becomes known to the other Party prior to receipt from such first Party;

b.

Becomes publicly known through sources other than such first Party;

c.

Is lawfully received by such other Party from a party other than the first Party; or

d.

Is approved for release by written authorization from such first Party.

5.

Exclusive License: Shall mean a license, including the right to sublicense, whereby Licensee's rights are sole and entire and operate to exclude all others, including Licensor and its affiliates except as otherwise expressly provided herein.

6.

Know-how: Shall mean any and all technical data, information, materials, trade secrets, technology, formulas, processes, and ideas, including any improvements thereto, in any form in which the foregoing may exist, now owned or co-owned by or exclusively, semi-exclusively or non-exclusively licensed to any party prior to the date of this Agreement or hereafter acquired by any party during the term of this agreement.

7.

Intellectual Property Rights: Shall mean any and all inventions, materials, Know-how, trade secrets, technology, formulas, processes, ideas or other discoveries conceived or reduced to practices, whether patentable or not.

8.

Royalty (ies): Shall mean revenues received in the form of cash and/or equity from holdings from Licensees as a result of licensing and using, selling, making, having made, sublicensing or leasing of Intellectual property rights.

ARTICLE II - GRANT OF EXCLUSIVE LICENSE

1.

Licensor hereby grants to Licensee the exclusive (worldwide, option) license with the right to sublicense others, to make, have made, use, sell and lease the Products described in the Intellectual property rights.

2.

Licensor retains the right to continue to use Intellectual property rights in any way for non-commercial purposes.

ARTICLE III - LICENSE PAYMENTS

1.

Initial payment and royalty rate.  For the licensed herein granted:

a.

Licensee agrees to pay a sign-up fee of US$15,000.00, due and payable September 15, 2009.

b.

Licensee shall pay on earned royalty of five percent (5%) of Licensee's Gross Sales of Products and fifty percent (50%) of the sublicensing receipts.

c.

Licensee shall pay an annual royalty of US$15,000.00.

2.

Sublicenses. The granting and terms of all sublicenses is entirely at Licensee's discretion provided that all sublicenses shall be subjected to the terms and conditions of this agreement.

3.

Minimum royalty: There shall be no minimum royalty.

4.

When a sale is made: A sale of Intellectual property rights shall be regarded as being made upon payment for Products made using Intellectual property rights.

5.

Payments: All sums payable by Licensee hereunder shall be paid to Licensor in United Stated (name of country) in U.S. dollars.

6.

Interest: In the event any royalties are not paid as specified herein, then a compound interest of eighteen percent (18%) shall be due in addition to the royalties accrued for the period of default.

ARTICLE IV - REPORTS, BOOKS AND RECORDS

1.

Reports. Within thirty (30) days after the end of the Licensee's annual period during which this agreement shall be executed and delivered within thirty (30) days after the end of each following annual period, Licensee shall make a written report to Licensor setting forth the Gross Sales of Intellectual property rights sold, leased or used by Licensee and total sublicensing receipts during the quarter annual period. If there are no Gross Sales or sublicensing receipts, a statement to that effect be made by Licensee to Licensor. At the time each report is made, Licensee shall pay to Licensor the royalties or other payments shown by such report to the payable hereunder.

2.

Books and records. Licensee shall keep books and records in such reasonable detail as will permit the reports provided for in Paragraph 1. hereof to be determined. Licensee further agrees to permit such books and reports to be inspected and audited by a representative or representatives of Licensor to the extent necessary to verify the reports provided for in paragraph 1. hereof; provided, however, that such representative or representatives shall indicate to Licensor only whether the reports and royalty paid are correct, if not, the reasons why not.

ARTICLE V- MARKING

Licensee agrees to mark or have marked all Products made, used or leased by it or its sublicensees under the Intellectual property rights, if and to the extent such markings shall be practical, with such patent markings as shall be desirable or required by applicable patent laws.

ARTICLE VI - DILIGENCE

1.

Licensee shall use its best efforts to bring Intellectual property rights to market through a thorough, vigorous and diligent program and to continue active, diligent marketing efforts throughout the life of this agreement. Licensee failure to use its best efforts in accordance hereof shall be grounds for Licensor to terminate this agreement.

ARTICLE VIII - TERMINATION OR CONVERSION TO NON-EXCLUSIVE LICENSE

1.

Termination by Licensee.

Option of Licensee: Licensee may terminate the license granted by this agreement, provided Licensee shall not be in default hereunder, by giving Licensor ninety (90) days notice to its intention to do so. If such notice shall be given, then upon the expiration of such ninety (90) days the termination shall become effective; but such termination shall not operate to relieve Licensee from its obligation to pay royalties or to satisfy any other obligations, accrued hereunder prior to the date of such termination.

2.

Termination by Licensor.

Option of Licensor: Licensor may, at its option, terminate this agreement by written notice to Licensee in case of:

a.

Default in the payment of any royalties or other fees required to be paid by Licensee to Licensor hereunder

b.

Default in the making of any reports required hereunder and such default shall continue for a period of thirty (30) days after Licensor shall have given to Licensee a written notice of such default.

c.

Default in the performance of any other material obligation contained in this agreement on the part of Licensee to be performed and such default shall continue for a period of thirty (30) days after Licensor shall have given to Licensee written notice of such default.

d.

Adjudication that Licensee is bankrupt or insolvent.

e.

The filling by Licensee of a petition of bankruptcy, or a petition or answer seeking reorganization, readjustment or rearrangement of its business or affairs under any law or governmental regulation relating to bankruptcy or insolvency.

f.

The appointment of a receiver of the business or for all or substantially all of the property of Licensee; or the making by Licensee of assignment or an attempted assignment for the benefit of its creditors; or the institution by Licensee of any proceedings for the liquidation or winding up of its business or affairs.

3.

Effect of termination.

Termination of this agreement shall not in any way operate to impair or destroy any of Licensee's or Licensor's right or remedies, either at law or in equity, or to relieve Licensee of any of its obligations to pay royalties or to comply with any other of the obligations hereunder, accrued prior to the effective date of termination except only with respect to termination for failure to pay the first license sign-up fee the Licensor's only remedy shall be termination of the license agreement and all rights and obligations contained therein.

4.

Effect of delay, etc.

Failure or delay by Licensor to exercise its rights of termination hereunder by reason of any default by Licensee in carrying out any obligation imposed upon it by this agreement shall not operate to prejudice Licensor's right of termination for any other subsequent default by Licensee.

6.

Return of Intellectual property rights.

Upon termination of this agreement, all of the Intellectual property rights shall be returned to Licensor. In the event of termination of the agreement by Licensee or said conversion of the agreement by Licensee, Licensee shall grant to Licensor a nonexclusive, royalty- free License, with right to sublicense, to manufacture, use and sell improvements including all known-how to Intellectual property rights made by Licensee during the period of this agreement prior to the termination or conversion, to the extent that such improvements are dominated by or derived from the Intellectual property rights.

ARTICLE IX - TERM

Unless previously terminated as hereinbefore provided, the term of this Agreement shall be from and after the date hereof until the earlier of 10 years or the expiration of patents to issue under the Intellectual property rights under Article 1.

ARTICLE XII - NOTICES, ASSIGNEES

1.

Notices. Notices and payments required hereunder shall be deemed properly given if duly sent by first class mail and addressed to the parties at the addresses set forth above. The parties hereto will keep each other advised of address changes.

2.

Assignees, etc. This Agreement shall be binding upon and shall inure to the benefit of the assigns of Licensor and upon and to the benefit of the successors of the entire business of Licensor, but neither this agreement nor any of the benefits thereof nor any rights thereunder shall, directly or indirectly, without the prior written consent of Licensor, be assigned, divided, or shared by the Licensor to or with any other party or parties (except a successor of the entire business of the Licensor).

ARTICLE XIII - MISCELLANEOUS

1.

This agreement is executed and delivered in United Stated and shall be constructed in accordance with the laws of the Government of State of Nevada.

2.

No other understanding. This agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges all prior discussions between them.

3.

No representations or warranties regarding patents of third parties. No representations or warranty is made by Licensor that the Intellectual property rights manufactured, used, sold or leased under the Exclusive License granted herein is or will be free of claims of infringement of patent rights of any other person or persons. The Licensor warrants that it has title to the Intellectual property rights from the inventors.

4.

Indemnity. Licensee shall indemnify, hold harmless, and defend Licensor and its trustees, officers, employees and agents against any and all allegations and actions for death, illness, personal injury, property damage, and improper business practices arising out of the use of the Intellectual property rights.

5.

Insurance. During the term of this agreement, Licensee shall, maintain the following insurance coverage: Commercial general liability with a limit of no less than one million dollars ($1,000,000.00, option) each occurrence. Such insurance shall be written on a standard ISO occurrence form or substitute form providing equivalent coverage.

6.

Confidentiality. The parties agree to maintain discussions and proprietary information revealed pursuant to this agreement in confidence, to disclose them only to persons within their respective organizations having a need to know, and to furnish assurances to the other party that such persons understand this duty on confidentiality.

7.

Disclaimer of Warranty. Intellectual property rights is experimental in nature and it is provided WITHOUT WARRANTY OR REPRESENTATIONS OF ANY SORT, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OF NON-INFRINGEMENT. Licensor makes no representations and provides no warranty that the use of the Intellectual property rights will not infringe any patent or proprietary rights of third parties.

In witness whereof, the parties hereto have caused this agreement to be executed by their duly authorized representatives.

The effective date of this agreement is August 14, 2009.

Licensor: Silvergraph International, Inc.

/s/

Licensee:  Weifang HuaGuang Precision Machinery Company, Ltd.

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